UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 500 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)

Registrant's telephone number, including area code:  (561) 630-2400

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2006, Bankrate, Inc. (the “Company”) entered into a Lease (the “lease”) with J.A.B. Madison Holdings, L.L.C., for approximately 8,800 square feet of office space on the fourth floor of an office facility located at 477 Madison Avenue, New York, New York, 10022. The initial lease term is for 10 years and six months. The lease calls for initial total annual rent of approximately $421,000 commencing six months after occupancy. This space will replace the Company’s existing 4,500 square feet of office space at 11 East 44th Street in New York, New York. The Company initially paid approximately $210,000 to be held as a refundable security deposit which is expected to be substituted by an irrevocable letter of credit secured by the cash deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: January 25, 2006	By:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President
Chief Financial Officer